                                                               EXHIBIT 10.19
                                LEASE AGREEMENT


                                by and between


                           SHORELINE INVESTMENTS V,

                       a California general partnership,


                                  as LANDLORD



                                      and



                          CyberSource Corporation, a

                             Delaware corporation,


                                   as TENANT



                            for Premises located at

                             1295 Charleston Road

                            Mountain View, CA 94043

                               TABLE OF CONTENTS

1.      Parties...........................................................   1

2.      Demise of Premises................................................   1

3.      Term..............................................................   1

4.      Rent..............................................................   2

        A.      Time of Payment...........................................   2
        B.      Monthly Installment.......................................   2
        C.      Late Charge...............................................   2
        D.      Additional Rent...........................................   3
        E.      Place of Payment..........................................   3
        F.      Advance Payment...........................................   3

5.      Security Deposit..................................................   3

6.      Use of Premises...................................................   4

7.      Taxes and Assessments.............................................   4

        A.      Tenant's Property.........................................   4
        B.      Property Taxes............................................   4
        C.      Other Taxes...............................................   6

8.      Insurance.........................................................   6

        A.      Indemnity.................................................   6
        B.      Liability Insurance.......................................   6
        C.      Property Insurance........................................   7
        D.      Tenant's Insurance; Release of Landlord...................   7
        E.      Mutual Waiver of Subrogation..............................   8

9.      Utilities.........................................................   8

10.     Repairs and Maintenance...........................................   8

        A.      Landlord's Repairs........................................   8
        B.      Tenant's Repairs..........................................   9

11.     Common Area.......................................................  10

12.     Common Area Charges...............................................  11

13.     Alterations.......................................................  12

14.     Acceptance of the Premises........................................  13

15.     Default...........................................................  13

        A.      Events of Default.........................................  13
        B.      Remedies..................................................  15

16.     Destruction.......................................................  17

        A.      Landlord's Duty to Restore................................  17
        B.      Landlord's Right to Terminate.............................  18
        C.      Tenant's Right to Terminate...............................  19
        D.      Abatement of Rent.........................................  19

17.     Condemnation......................................................  20

        A.      Definition of Terms.......................................  20
        B.      Rights....................................................  20
        C.      Total Taking..............................................  20
        D.      Partial Taking............................................  20

18.     Mechanics' Lien...................................................  21

19.     Inspection of the Premises........................................  21

20.     Compliance with Laws..............................................  21

21.     Subordination.....................................................  21

        A.      Priority..................................................  22
        B.      Subsequent Security Instruments...........................  22
        C.      Documents.................................................  22
        D.      Tenant's Attornment.......................................  23
        E.      Lender....................................................  23

22.     Holding Over......................................................  23

23.     Notices...........................................................  23

24.     Attorney's Fees...................................................  24

25.     Nonassignment.....................................................  24

        A.      Landlord's Consent Required...............................  24
        B.      Transferee Information Required...........................  24

26.     Successors........................................................  25

27.     Mortgagee Protection..............................................  26

28.     Landlord Loan or Sale.............................................  26

29.     Surrender of Lease Not Merger.....................................  26

30.     Waiver............................................................  26

31.     General...........................................................  26

        A.      Captions..................................................  27
        B.      Definition of Landlord....................................  27
        C.      Time of Essence...........................................  27
        D.      Severability..............................................  27
        E.      Joint and Several Liability...............................  27

        F.      Law.......................................................  27
        G.      Agent.....................................................  28
        H.      WAIVER OF JURY TRIAL......................................  28

32.     Sign..............................................................  28

33.     Interest on Past Due Obligations..................................  29

34.     Surrender of the Premises.........................................  29

35.     Authority.........................................................  29

36.     C.C. & R.'s.......................................................  29

37.     Brokers...........................................................  30

38.     Limitation on Landlord's Liability................................  30

39.     Hazardous Material................................................  31

        A.      Definitions...............................................  31
        B.      Permitted Use.............................................  31
        C.      Hazardous Materials Management Plan.......................  31
        D.      Use Restriction...........................................  33
        E.      Tenant Indemnity..........................................  33
        F.      Compliance................................................  34
        G.      Assignment and Subletting.................................  34
        H.      Surrender.................................................  34
        I.      Right to Appoint Consultant...............................  34
        J.      Holding Over..............................................  35
        K.      Provisions Survive Termination............................  35
        L.      Controlling Provisions....................................  35

40.     Interruption......................................................  35

41.     Quiet Possession..................................................  35

42.     Default by Landlord; Landlord's Liability.........................  36

                                LEASE AGREEMENT
                                ---------------

        1.    Parties. This Lease, dated for reference purposes as of November
              -------
3, 1999, is made by and between SHORELINE INVESTMENTS V, a California general partnership ("Landlord"), and CyberSource Corporation, a Delaware corporation ("Tenant").

        2.    Demise of Premises. Landlord hereby leases to Tenant and Tenant
              ------------------
hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises (the "Premises") situated in the City of Mountain View, County of Santa Clara, State of California, described as follows: approximately seventy-two thousand (72,000) square feet of floor space commonly known as 1295 Charleston Road, located in the building (the "Building"), as shown cross-hatched on the site plan (the "Site Plan") attached hereto as Exhibit "A". The Building is located on a parcel of land (the "Parcel") containing other buildings (the Building and such other buildings are hereinafter collectively referred to as the "Buildings") as shown on the Site Plan, which Parcel is described in Exhibit "B" attached hereto. In the event Landlord subdivides the Parcel in the future into two (2) or more legal parcels, the term "Parcel" shall thereafter refer to the legal parcel on which the Premises are located. Landlord shall not be required to make any alterations, additions or improvements to the Premises and the Premises shall be leased to Tenant in an "as-is" condition.

        3.    Term. The term of this Lease ("Lease Term") shall be for seven (7)
              ----
years, commencing on January 1, 2000 (the "Commencement Date") and ending on December 31, 2006 unless sooner terminated pursuant to any provision hereof. Notwithstanding said scheduled Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant and the commencement and termination dates of this Lease shall be revised to conform to the date of Landlord's delivery of possession. Notwithstanding the foregoing, if Landlord has not delivered possession of the Premises to Tenant on or before January 31, 2000, then Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord at any time after January 31, 2000, but prior to the time that Landlord delivers possession of the Premises to Tenant. Upon giving of such notice of termination by Tenant, this Lease shall terminate without liability of either party to the other and Landlord shall return to Tenant any prepaid rent or security deposit received by Landlord. Tenant's right to terminate this Lease as provided above shall be Tenant's sole and exclusive remedy for Landlord's failure to deliver possession of the Premises on or before January 31, 2000 or any other date. Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, beginning November 15, 1999. Such occupancy prior to the Commencement Date shall be subject to all the provisions of this Lease, including the obligation to pay all Additional Rent (as defined in Paragraph 4D below), but excluding only the obligation to pay the Monthly Installment of rent.

        4.    Rent.
              ----

              A. Time of Payment. Tenant shall pay to Landlord as rent for the
                 ---------------
Premises the respective sums specified in Subparagraph 4.B below (the "Monthly Installment") each month in advance on the first day of each calendar month, without deduction or offset, prior notice or demand, commencing on the Commencement Date and continuing through the term of this Lease, together with such additional rents as are payable by Tenant to Landlord under the terms of this Lease. The Monthly Installment for any period during the Lease Term which period is less than one (1) full month shall be a pro rata portion of the Monthly Installment based upon a thirty (30) day month.

              B. Monthly Installment. The Monthly Installment of rent payable
                 -------------------
each month during the Lease Term shall be the following respective amounts during the following time periods:

              TIME PERIOD                         MONTHLY INSTALLMENT
              -----------                         -------------------

              1/1/2000-12/31/2000                 $187,200.00
              1/1/2001-12/31/2001                 $187,200.00
              1/1/2002-12/31/2002                 $194,400.00
              1/1/2003-12/31/2003                 $201,600.00
              1/1/2004-12/31/2004                 $208,800.00
              1/1/2005-12/31/2005                 $216,000.00
              1/1/2006-12/31/2006                 $223,200.00

              C. Late Charge. Tenant acknowledges that late payment by Tenant to
                 -----------
Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord, as Additional Rent, a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies granted hereunder.

              D. Additional Rent. All taxes, insurance premiums, Common Area
                 ---------------
Charges (as defined in Paragraph 12 below), late charges, costs and expenses which Tenant is required to pay hereunder, together with all interest that may accrue thereon pursuant to the provisions of this Lease in the event of Tenant's failure to pay such amounts after notice to Tenant, and all reasonable damages, costs, and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Monthly Installment of rent, and, in the event of nonpayment by Tenant, Landlord shall have all of the rights and remedies with respect thereto as Landlord has for the nonpayment of the Monthly Installment of rent.

              E. Place of Payment. Rent shall be payable in lawful money of the
                 ----------------
United States of America to Landlord at SHORELINE INVESTMENTS V, c/o Realprop Development Company, 1710 Zanker Road, Suite 100, San Jose, California 95112 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

              F. Advance Payment. Concurrently with the execution of this Lease,
                 ---------------
Tenant shall pay to Landlord the sum of One Hundred Eighty-seven Two Hundred Dollars ($187,200.00) to be applied to the Monthly Installment of rent first accruing under this Lease.

        5.    Security Deposit. Tenant shall deposit with Lessor the sum of Two
              ----------------
Hundred Thousand Dollars ($200,000.00) (the "Security Deposit") upon execution of this Lease, to secure the faithful performance by Tenant of each term, covenant and condition of this Lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant or condition on its part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain the whole or any part of the Security Deposit (A) to the extent of any sum due to Landlord; (B) to make any required payment on Tenant's behalf; or (C) to compensate Landlord for any loss, damages, attorney's fees or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. No interest shall accrue on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general funds. Should Tenant comply with all the terms, covenants, and conditions of this Lease and at the end of the term of this Lease leave the Premises in the condition required by this Lease, then said Security Deposit, less any sums owing to Landlord or which Landlord is otherwise entitled to retain, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant.

        6.    Use of Premises. Tenant shall use the Premises only in conformance
              ---------------
with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, research and development, software development and engineering, sales, and any related lawful purpose and for no other purpose. Tenant shall indemnify, protect, defend, and hold Landlord harmless against any loss, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable law. Tenant shall not commit or suffer to be committed, any waste upon the Premises, or any nuisance, or other acts or things which may disturb the quiet enjoyment of any other tenant in the buildings adjacent to the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls or ceiling which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Parcel outside of the Building, except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. No materials, supplies, equipment, finished products or semifinished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Parcel outside of the Building. Tenant shall strictly comply with the provisions of Paragraph 39 below.

        7.    Taxes and Assessments.
              ---------------------

              A. Tenant's Property. Tenant shall pay before delinquency any and
                 -----------------
all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

              B. Property Taxes. Tenant shall pay, as Additional Rent, Tenant's
                 --------------
Pro Rata Share (as defined below) of all Property Taxes levied or assessed with respect to the land comprising the Parcel and with respect to all buildings and improvements located on the Parcel which become due or accrue during the term of this Lease. Tenant shall pay such Property Taxes to Landlord on or before the later of the following dates: (1) ten (10) days prior to the delinquency date; or (2) twenty (20) days after receipt of billing. If Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for all interest, late fees and penalties that the taxing authority charges Landlord. In the event Landlord's mortgagee requires an impound for Property Taxes, then on the first day of each month during the Lease Term, Tenant shall pay Landlord one twelfth (1/12) of its annual share of such Property Taxes. Tenant's liability hereunder shall be prorated to reflect the Commencement and termination dates of this Lease.

        As used in this Lease, the term "Tenant's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Premises and the denominator of which is the number of square feet of floor space contained in all of the Buildings located on the Parcel. As of the Commencement Date, Tenant's Pro Rata Share expressed as a fraction is 72,000/300,608 and expressed as a percentage is 23.95%.

        For the purpose of this Lease, "Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Buildings and/or the Parcel or assessed, levied or imposed upon the Premises, the Buildings and/or the Parcel, or become due and payable and a lien or charge upon the Premises, the Buildings and/or the Parcel, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord or any penalties or late charges assessed for failing to pay the Property Taxes when due.

              C. Other Taxes. Tenant shall, as Additional Rent, pay or reimburse
                 -----------
Landlord for any tax based upon, allocable to, or measured by the area of the Premises or the Buildings or the Parcel; or by the rent paid, payable or received under this Lease; any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof; any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon Landlord or Tenant with respect to the Premises; any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        8.    Insurance.
              ---------

              A. Indemnity. Tenant agrees to indemnify, protect and defend
                 ---------
Landlord against and hold Landlord harmless from any and all claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of, the operation, maintenance, use or occupancy of the Premises and the Parcel and all areas appurtenant thereto by Tenant or Tenant's Agents (as defined in Paragraph 31G below). This Lease is made on the express understanding that Landlord shall not be liable for, nor suffer loss by reason of, injury to person or property, from whatever cause (except for the active negligence or willful misconduct of Landlord), which in any way may be connected with the operation, use or occupancy of the Premises specifically including, without limitation, any liability for injury to the person or property of Tenant or its Agents. Notwithstanding the foregoing, Landlord shall not be indemnified for losses, damages, liabilities, judgments, actions, claims, attorneys fees, costs and expenses arising from (i) the active negligence or willful misconduct of Landlord or its Agents; (ii) Landlord's violation of any governmental law, order or regulation unless Tenant has assumed pursuant to the provisions of this Lease Landlord's obligations with respect to such law, order or regulation; or (iii) a breach of Landlord's obligations under this Lease; or (iv) any construction defects in the Buildings.

              B. Liability Insurance. Tenant shall, at Tenant's expense, obtain
                 -------------------
and keep in force during the term of this Lease a policy of commercial general liability insurance insuring Landlord and Tenant against claims and liabilities arising out of the operation, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount of not less than Three Million Dollars ($3,000,000.00) for bodily injury or death as a result of any one occurrence and Five Hundred Thousand Dollars ($500,000.00) for damage to property as a result of any one occurrence. The insurance shall be with companies approved by Landlord, which approval Landlord agrees not to withhold unreasonably. Tenant shall deliver to Landlord, prior to possession, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policy required hereunder and such certificate shall certify that the policy (1) names Landlord as an additional insured, (2) shall not be canceled or altered without thirty
(30) days prior written notice to Landlord, (3) insures performance of the indemnity set forth in Subparagraph 8.A above, (4) the coverage is primary and any coverage by Landlord is in excess thereto and (5) contains a cross-liability endorsement.

        Landlord may maintain a policy or policies of commercial general liability insurance insuring

Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises or the Common Area, with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such liability insurance maintained by Landlord shall be a Common Area Charge and Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of such cost to Landlord as provided in Paragraph 12 below.

              C. Property Insurance. Landlord shall obtain and keep in force
                 ------------------
during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises and the Buildings, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months rent (including, without limitation, sums payable as Additional Rent), plus, at Landlord's option, flood insurance and earthquake insurance, and any other coverages which Landlord may from, time to time, elect to maintain or which may be required from time to time by Landlord's Lender. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises. Tenant shall, within twenty (20) days after receipt of billing, pay to Landlord as Additional Rent, Tenant's Pro Rata Share of such insurance procured and maintained by Landlord. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord Tenant's Pro Rata Share of the amount of such deductible (not to exceed Ten Thousand Dollars ($10,000.00)).

              D. Tenant's Insurance; Release of Landlord. Tenant acknowledges
                 ---------------------------------------
that the insurance to be maintained by Landlord on the Premises pursuant to Subparagraph 8.C above will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "All Risk" coverage insurance to the extent of at least ninety percent (90%) of their insurable value. Tenant hereby releases Landlord, and its partners, officers, agents, employees, and servants, from any and all claims, demands, losses, expenses or injuries to the Premises or to the furnishings, fixtures, equipment, inventory or other personal property of Tenant in, about, or upon the Premises, which are caused by perils, events or happenings where the same are covered by the insurance required by this Lease or which are the subject of insurance carried by Tenant and in force at the time of such loss.

              E. Mutual Waiver of Subrogation. Tenant and Landlord hereby
                 ----------------------------
mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph E shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

        9.    Utilities. Tenant shall pay for all water, gas, light, heat,
              ---------
power, electricity, telephone, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. In addition, the cost of any utility services supplied to the Common Area or not separately metered to the Premises shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of such costs to Landlord as provided in Paragraph 12 below.

        10.   Repairs and Maintenance.
              -----------------------

              A. Landlord's Repairs. Subject to the provisions of Paragraph 16,
                 ------------------
Landlord shall keep and maintain the exterior roof, structural elements and exterior walls of the Building in good order and repair. Landlord shall not, however, be required to maintain, repair or replace the interior surface of exterior walls, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Subparagraph until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant shall reimburse Landlord, as Additional Rent, within fifteen (15) days after receipt of billing, for the cost of such repairs and maintenance which are the obligation of Landlord hereunder, provided however, that Tenant shall not be required to reimburse Landlord for the cost of maintenance and repairs of the structural elements of the Building unless such maintenance or repair is required because of the negligence or willful misconduct of Tenant or its Agents. As used herein, the term "structural elements of the Building" shall mean and be limited to the foundation, footings, floor slab (but not flooring), structural walls, and roof structure (but not roofing or roof membrane). Notwithstanding the foregoing, if the roof surface or membrane requires replacement during the Lease Term, then Landlord and Tenant shall share the cost of such replacement as follows: Tenant shall pay a fraction of the cost of such replacement, which fraction shall have as its numerator the number of months remaining in the Lease Term and shall have as its denominator one hundred twenty (120) months. Landlord shall pay the balance of the cost of such replacement. Tenant shall pay Tenant's share of the costs of such replacement within fifteen (15) days after receipt of billing.

        Landlord warrants that the HVAC equipment shall be in good working order on the

Commencement Date. If any HVAC equipment requires replacement (as opposed to routine maintenance and repair) during the first six (6) months of the Lease Term, Landlord shall perform such replacement at its sole cost and expense. After the first six (6) months of the Lease Term, Tenant shall be responsible for all repair, maintenance and replacement of the HVAC equipment in accordance with Subparagraph B below.

              B. Tenant's Repairs. Except as expressly provided in Subparagraph
                 ----------------
10.A above, Tenant shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including without limitation, the windows, window frames, plate glass, glazing, skylights, truck doors, doors and all door hardware, the walls and partitions, and the electrical, plumbing, lighting, heating, ventilating and air conditioning systems and equipment in good order, condition and repair. The term "repair" shall include replacements, restorations and/or renewals when necessary as well as painting. Tenant's obligation shall extend to all alterations, additions and improvements to the Premises, and all fixtures and appurtenances therein and thereto. Tenant shall, at all times during the Lease Term, have in effect a service contract for the maintenance of the heating, ventilating and air conditioning ("HVAC") equipment with an HVAC repair and maintenance contractor approved by Landlord. The HVAC service contract shall provide for periodic inspection and servicing at least once every three (3) months during the term hereof, and Tenant shall provide Landlord with a copy of such contract and all periodic service reports.

        Should Tenant fail to commence to make repairs required of Tenant hereunder forthwith upon fifteen (15) days notice from Landlord or should Tenant fail thereafter to diligently complete the repairs, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, upon written notice to Tenant may make the same, and in that event, Tenant shall reimburse Landlord as Additional Rent for the cost of such maintenance or repairs within five (5) days of written demand by Landlord.

        Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in Subparagraph 10.A and Paragraph 11 and 16. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. Unless caused by Landlord's active negligence or willful misconduct, there shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Building or Common Area (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Parcel. Unless caused by Landlord's active negligence or willful misconduct, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, or the Common Area, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Buildings or the Parcel.

        11.   Common Area. Subject to the terms and conditions of this Lease and
              -----------
such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel, which areas and facilities are referred to herein as "Common Area." The Common Area does not include the inside portion of any Buildings. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area, provided that such changes shall not unreasonably interfere with Tenant's access or use of the Premises or reduce the number of parking spaces to be provided for Tenant under this Paragraph 11. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interest of the occupants of the Parcel. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy of them to Tenant. No such rules and regulations shall (i) require Tenant to pay additional Monthly Installment of rent or Additional Rent or materially decrease Tenant's rights or materially increase Tenant's obligations under this Lease. Tenant shall have the non-exclusive use of two hundred sixty-seven (267) of the parking spaces in the Common Area as designated from time to time by Landlord.

Tenant shall not at any time park or permit the parking of Tenant's trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant's suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area. Tenant shall make no alterations, improvements or additions to the Common Area.

        Landlord shall operate, manage, insure, maintain and repair the Common Area in good order, condition and repair. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such repair, maintenance, operation, insurance and management, including without limitation, maintenance and repair of landscaping, irrigation systems, paving, sidewalks, fences, and lighting, shall be a Common Area Charge and Tenant shall pay to Landlord its share of such costs as provided in Paragraph 12 below.

        12.   Common Area Charges. Tenant shall pay to Landlord, as Additional
              -------------------
Rent, within ten (10) days after receipt of billing (together with reasonable back-up information) upon demand but not more often than once each calendar month, an amount equal to Tenant's Pro Rata Share of the Common Area Charges as defined in Subparagraph 7.B and Paragraphs 9, 11, 13 and 36 of this Lease. Tenant acknowledges and agrees that the Common Area Charges shall include an additional five percent (5%) of the actual expenditures in order to compensate Landlord for accounting, management and processing services. Provided Tenant notifies Landlord within six (6) months after receipt of a detailed statement of Tenant's Pro Rata Share of the Common Area Charges that Tenant disputes such statements received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant's sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the "CPA") compensated on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord's records pertaining to Common Area Charges for the immediately previous calendar year only. Tenant agrees to keep all information thereby obtained by Tenant confidential. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be credited to Tenant's account within thirty (30) days after the audit is concluded. Notwithstanding anything to the contrary contained in this Lease, Common Area Charges shall not include any of the following: (i) legal fees incurred in Lease preparations; (ii) costs for which Landlord receives reimbursement from insurance; (iii) bad debt or rent loss; (iv) reserves for loss, interest or penalties resulting from Landlord's negligence; (v) costs associated with the operation of Landlord's off-site business premises (except for the five (5) percent administrative fee permitted above); (vi) advertising and leasing costs; (vii) costs incurred as a result of the active negligence or willful misconduct or violation of law by Landlord or its Agents; (viii) costs for which Landlord obtains reimbursement from others; (ix) fees, commissions, attorneys fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Buildings, if any, and costs arising from the violation by Landlord of the terms and conditions of any lease or other agreement; (x) depreciation, amortization or other expense reserves; (xi) costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person;
(xii) costs in the nature of management or administrative fees or expenses, other than the five (5) percent administrative fee described in this Paragraph 12.

        13.   Alterations. Tenant shall not make, or suffer to be made, any
              -----------
alterations, improvements or additions in, on, about or to the Premises or any part thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed) and without a valid building permit issued by the appropriate governmental authority, if required; provided, however, Landlord's consent shall not be required for non-structural changes to the interior of the Premises which cost less than Fifteen Thousand Dollars ($15,000.00). As a condition to giving such consent, Landlord may require that Tenant agree to remove any such alterations, improvements or additions at the termination of this Lease, and to restore the Premises to their prior condition. Unless Landlord requires that Tenant remove any such alteration, improvement or addition, any alteration, addition or improvement to the Premises, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon termination of the Lease and shall remain upon and be surrendered with the Premises at the termination of this Lease. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other additions, alterations and improvements that have become an integral part of the Building, shall be and become the property of the Landlord upon termination of the Lease, and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of this Lease.

        If, during the Term hereof, any alteration, addition or change of any sort to all or any portion of the Premises is required by law, regulation, ordinance or order of any public agency, Tenant shall promptly make the same at its sole cost and expense. If during the Term hereof, any alteration, addition, or change to the Common Area is required by law, regulation, ordinance or order of any public agency, Landlord shall make the same and the cost of such alteration, addition or change shall be a Common Area Charge and Tenant shall pay Tenant's Pro Rata Share of said cost to Landlord as provided in Paragraph 12 above.

        14.   Acceptance of the Premises. By entry and taking possession of the
              --------------------------
Premises pursuant to this Lease, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Premises in their condition existing as of the date of such entry. If any alterations to the Premises are required by the Americans with Disabilities Act, Tenant shall make such alterations at Tenant's sole cost. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any representation or warranty as to the suitability of the Premises to the conduct of Tenant's business. Any agreements, warranties or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease constitutes the entire understanding between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until set forth in a writing signed by both Landlord and Tenant.

        15.   Default.
              -------

              A. Events of Default. A breach of this Lease by Tenant shall
                 -----------------
exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

                 (1) Default in the payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three
                          (3) days after written notice of such default is given to Tenant. If Landlord serves Tenant with a Notice to Pay or Quit pursuant to the applicable unlawful detainer statutes, such Notice to Pay or Quit shall also constitute the written notice required by this clause;

                 (2) Tenant's breach or violation of any of the provisions of Paragraph 25 below;

                 (3) Tenant's breach or violation of any of the provisions of Paragraph 39 below;

                 (4) Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant or if such failure cannot be cured within said twenty (20) day period, Tenant fails to commence to cure such failure within said twenty (20) day period and thereafter diligently completes such cure;

                 (5)      Tenant's vacating or abandonment of the Premises;

                 (6) Tenant's assignment of its assets for the benefit of its creditors;

                 (7) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

                 (8)      Tenant or any guarantor of Tenant's
                          obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

                 (9) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause 8 above; or

                 (10) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of forty-five (45) days.

              B. Remedies. Upon any Event of Default, Landlord shall have the
                 --------
following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

                         (1)      Recovery of Rent. Landlord shall be entitled
                                  ----------------
                                  to keep this Lease in full force and effect
                                  (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Paragraph 33 below) from the due date of each installment of rent or other sum until paid.

                         (2)      Termination. Landlord may terminate this Lease
                                  -----------
                                  by giving Tenant written notice of
                                  termination. On the giving of the notice all of Tenant's rights in the Premises and the Building and Parcel shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 34, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

                                  (a)      maintenance and preservation of the
                                           Premises;

                                  (b)      efforts to relet the Premises;

                                  (c) appointment of a receiver in order to protect Landlord's interest hereunder;

                                  (d)      consent to any subletting of the
                                           Premises or assignment of this Lease
                                           by Tenant, whether pursuant to
                                           provisions hereof concerning
                                           subletting and assignment or
                                           otherwise; or

                                  (e)      any other action by Landlord or
                                           Landlord's agents intended to
                                           mitigate the adverse effects from any
                                           breach of this Lease by Tenant.

                         (3)      Damages. In the event this Lease is terminated
                                  -------
                                  pursuant to Subparagraph 15.B.2 above, or otherwise, Landlord shall be entitled to damages in the following sums:

                                  (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

                                  (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                                  (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                                  (d)      any other amount necessary to
                                           compensate Landlord for all detriment
                                           proximately caused by Tenant's
                                           failure to perform Tenant's
                                           obligations under this Lease, or
                                           which in the ordinary course of
                                           things would be likely to result
                                           therefrom including, without
                                           limitation, the following: (i)
                                           expenses for cleaning, repairing or
                                           restoring the Premises; (ii) expenses
                                           for altering, remodeling or otherwise
                                           improving the Premises for the
                                           purpose of reletting, including
                                           installation of leasehold
                                           improvements (whether such
                                           installation be funded by a reduction
                                           of rent, direct payment or allowance
                                           to the succeeding lessee, or
                                           otherwise); (iii) real estate
                                           broker's fees, advertising costs and
                                           other expenses of reletting the
                                           Premises; (iv) costs of carrying the
                                           Premises such as taxes and insurance
                                           premiums thereon, utilities and
                                           security precautions; (v) expenses in
                                           retaking possession of the Premises;
                                           and (vi) reasonable attorney's fees
                                           and court costs.

                          (e)      The "worth at the time of award" of
                                   the amounts referred to in
                                   Subparagraphs (a) and (b) of this
                                   Paragraph 15.B(3) is computed by
                                   allowing interest at the Permitted
                                   Rate. The "worth at the time of
                                   award" of the amounts referred to in
                                   Subparagraph (c) of this Paragraph
                                   15.B(3) is computed by discounting
                                   such amount at the discount rate of
                                   the Federal Reserve Board of San
                                   Francisco at the time of award plus
                                   one percent (1%). The term "rent" as
                                   used in this Paragraph 15 shall
                                   include all sums required to be paid
                                   by Tenant to Landlord pursuant to the
                                   terms of this Lease.

        16      Destruction.
                -----------

                A.  Landlord's Duty to Restore. If the Premises are damaged by
                    --------------------------
any peril after the Commencement Date of this Lease, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 16.B or by Tenant pursuant to Paragraph 16.C. All insurance proceeds available from the property damage insurance carried by Landlord pursuant to Paragraph 8.C shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraphs 16.B or 16.C, then all insurance proceeds available from the insurance required to be carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on the termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises as they existed as of the Commencement Date, excluding any trade fixtures and/or personal property and/or alterations constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all trade fixtures installed by Tenant and existing at the time of such damage or destruction.

                B.  Landlord's Right to Terminate. Landlord shall have the
                    -----------------------------
option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                    (1)   The Premises are damaged by any peril either
                          (i) covered by the type of insurance Landlord is required to carry pursuant to Paragraph 8.C or

                          (ii) covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds fifty percent (50%) of the then actual replacement cost thereof.

                    (2) The Premises are damaged by any peril both (i) not covered by the type of insurance Landlord is required to carry pursuant to Paragraph 8.C and (ii) not covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction, to such an extent that the estimated restoration cost exceeds five percent (5%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant agrees in writing to pay the amount by which the restoration cost exceed five percent (5%) of the replacement cost of the Premises and deposits with Landlord an amount equal to the estimated amount of such excess within thirty (30) days after Landlord has notified Tenant with its election to terminate this Lease pursuant to this subparagraph.

                    (3) The Premises are damaged by any peril during the last twelve (12) months of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six (6) times the Monthly Installment of rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this subparagraph if Tenant, at the time of such damage, has an express written option to further extend the term of this Lease and Tenant exercises such option to so further extend the Lease Term within fifteen (15) days following the date of such damage.

                    (4) The Premises are damaged by any peril and, because of the Laws then in force, (i) may not be restored to substantially the same condition in which it was prior to such damage, or (ii) if restored, may not be used for the same use being made thereof before such damage.

                C. Tenant's Right to Terminate. If the Improvements are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Paragraph 14.B, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Tenant may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

                         (1) The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within two hundred seventy (270) days after the date of the damage.

                         (2) The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term, and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage.

                    D.   Abatement of Rent. In the event of damage to the
                         -----------------
Premises which does not result in the termination of this Lease, the Monthly Installment of rent and Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation from Landlord for loss of Tenant's property or loss to Tenant's business caused by such damage or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law, hereinafter enacted.

              17    Condemnation.
                    ------------

                    A.  Definition of Terms. For the purposes of this Lease, the
                        -------------------
term (1) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises or Common Area as to prevent or substantially impair the use of the Premises by Tenant for the uses herein specified; provided, however, in no event shall a Taking of less than ten percent (10%) of the Common Area be deemed a Total Taking; (3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking; (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

                B.       Rights. The parties agree that in the event of a Taking
                         ------
all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.

                C.       Total Taking. In the event of a Total Taking during the
                         ------------
term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) Tenant shall receive from Landlord those portions of the Award attributable to trade fixtures of Tenant and for moving expenses of Tenant; and (5) the remainder of the Award shall be paid to and be the property of Landlord.



                D.       Partial Taking. In the event of a Partial Taking during
                         --------------
the term hereof (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the Monthly Installment of rent shall be an amount equal to the product obtained by multiplying the Monthly Installment of rent immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (3) Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant; (4) the remainder of the Award shall be paid to and be the property of Landlord; and (5) Landlord shall, to the extent of the Award received by it, repair any damage to the remainder of the Premises caused by such Partial Taking.

        18      Mechanics' Lien. Tenant shall (A) pay for all labor and services
                ---------------
performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (B) indemnify, defend, protect and hold Landlord and the Premises harmless and free from any liens, claims, liabilities, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for, materials used by or furnished to, Tenant or any contractor employed by Tenant with respect to the Premises; (C) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises; and (D) permit Landlord to post a notice of nonresponsibility in accordance with the statutory requirements of California Civil Code Section 3094 or any amendment thereof. In the event Tenant is required to post an improvement bond with a public agency in connection with the above, Tenant agrees to include Landlord as an additional obligee.

        19   Inspection of the Premises. Tenant shall permit Landlord and its
             --------------------------
Agents to enter the Premises at any reasonable time upon reasonable notice for the purpose of inspecting the same, performing Landlord's maintenance and repair responsibilities, posting a notice of non-responsibility for alterations, additions or repairs and at any time within ninety (90) days prior to expiration of this Lease, to place upon the Premises, ordinary "For Lease" or "For Sale" signs.

        20   Compliance with Laws. Tenant shall, at its own cost, comply with
             --------------------
all of the requirements of all municipal, county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, and shall faithfully observe all municipal, county, state and federal law, statutes or ordinances now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use and occupancy of the Premises shall be conclusive of the fact that such violation by Tenant has occurred.

        21   Subordination. The following provisions shall govern the
             -------------
relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises, the Building and/or the Parcel, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

             A.   Priority. This Lease is subject and subordinate to all
                  --------
Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

             B.   Subsequent Security Instruments. At Landlord's election, this
                  -------------------------------
Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date provided that the Lender holding such Security Instrument agrees that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease beyond any notice periods. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default beyond any notice periods and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

             C.   Documents. Tenant shall execute any reasonable document or
                  ---------
instrument required by Landlord or any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or Additional Rent paid more than one (1) month in advance of its date due under this Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of the Lease made without the prior written consent of Lender. Tenant's failure to execute any such document or instrument with ten (10) days after written demand therefor shall constitute a default by Tenant. Tenant's obligation to execute and deliver any subordination agreement to any future Lender shall be conditioned upon such Lender agreeing that in the event of foreclosure of the Security Instrument in question, such Lender shall recognize the tenancy of Tenant on the terms and conditions contained in this Lease so long as Tenant is not in default under this Lease beyond any notice period.

             D.   Tenant's Attornment. Tenant shall attorn (1) to any purchaser
                  -------------------
of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (3) to the lessor under any underlying ground lease should such ground lease be terminated.

             E.   Lender. As used in this Lease, the term "Lender" shall mean
                  ------
(1) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (2) any lessor under any underlying lease under which Landlord holds its interest in the Project.

        22   Holding Over. This Lease shall terminate without further notice at
             ------------
the expiration of the Lease Term. Any holding over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after the expiration with the consent of Landlord shall be construed to be a tenancy from month to month, at one hundred fifty percent (150%) of the monthly rent for the last month of the Lease Term, and shall otherwise be on the terms and conditions herein specified insofar as applicable.

        23   Notices. Any notice required or desired to be given under this
             -------
Lease shall be in writing with copies directed as indicated below and shall be personally served or given by mail. Any notice given by mail shall be deemed to have been given when forty-eight (48) hours have elapsed from the time such notice was deposited in the United States mails, certified and postage prepaid, return receipt requested addressed to the party to be served with a copy as indicated herein at the last address given by that party to the other party under the provisions of this Paragraph 23, provided, however, if the Premises are physically occupied by Tenant, notice of any default shall be deemed given only upon receipt by Tenant (or upon Tenant's refusal or failure to accept receipt). At the date of execution of this Lease, the address of Landlord is:

             SHORELINE INVESTMENTS V
             c/o Realprop Development Company
             1710 Zanker Road, Suite 100
             San Jose, CA 95112

and the address of Tenant is:

             CyberSource Corporation
             1295 Charleston Road
             Mountain View, CA 94043

        After the Commencement Date, the address of Tenant shall be at the Premises.

        24   Attorney's Fees. In the event either party shall bring any action
             ---------------
 or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorney's fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

        25   Nonassignment.
             -------------

             A. Landlord's Consent Required. Tenant's interest in this Lease is
                ---------------------------
not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph 25.B below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

        Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease.

                B.  Transferee Information Required. If Tenant desires to assign
                    -------------------------------
its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least fifteen (15) days prior written notice of the proposed Transfer and of the terms of such proposed Transfer, including, but not limited to, the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the proposed transferee's business to be carried on in the Premises, the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as set forth in Paragraph 25.B(2) below. Accordingly, in the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer:

                    (1) With respect to a proposed Transfer for substantially the entire Premises for substantially the entire remaining term of this Lease, Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further liability hereunder accruing after such termination date by giving Tenant written notice of such termination within fifteen (15) days after receipt by Landlord of Tenant's notice of intent to transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 34, on or before the effective termination date; or

                         (2) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as Additional Rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (Landlord 50%, Tenant 50%). In addition to the above allocation of Transfer profits, there is a One Thousand Five Hundred Dollars ($1,500.00) Documentation Fee to be paid to Landlord prior to Landlord approving the Transfer. Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord's consent to any Transfer; or

                         (3) Landlord may reasonably withhold its consent to the proposed Transfer.

        26   Successors. The covenants and agreements contained in this Lease
             ----------
shall inure to the benefit of and be binding on the parties hereto and on their respective heirs, successors and assigns (to the extent the Lease is assignable).

        27   Mortgagee Protection. In the event of any default on the part of
             --------------------
Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage encumbering the Premises, whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

        28   Landlord Loan or Sale. Tenant agrees promptly following request by
             ---------------------
Landlord to (A) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that the Lease as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not any uncured defaults on the part of Landlord hereunder (or specifying such defaults, if any, that are claimed), and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and
(B) to deliver to Landlord the financial statement of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last completed fiscal year all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

        29   Surrender of Lease Not Merger. The voluntary or other surrender of
             -----------------------------
this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or operate as an assignment to Landlord of any or all such subleases or subtenants.

        30   Waiver. The waiver by Landlord or Tenant of any breach of any term,
             ------
covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

        31   General.
             -------

             A.   Captions. The captions and paragraph headings used in this
                  --------
Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

             B.   Definition of Landlord. The term LANDLORD as used in this
                  ----------------------
Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises, and in the event of any transfer or transfers of the title of such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

             C.   Time of Essence. Time is of the essence for the performance of
                  ---------------
each term, covenant and condition of this Lease.

             D.   Severability. In case any one or more of the provisions
                  ------------
contained herein, except for the payment of rent, shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. This Lease shall be construed and enforced in accordance with the laws of the State of California.

             E.   Joint and Several Liability. If Tenant is more than one person
                  ---------------------------
or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder.

             F.   Law. As used in this Lease, the term "Law", "Laws", "law" or
                  ---
"laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board
                                                                   ----
of fire examiners, public utility or special district).

             G.   Agent. As used in this Lease, the term "Agent" shall mean,
                  -----
with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

             H.   WAIVER OF JURY TRIAL.
                  --------------------

             LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

             INITIALS:  ______ (Landlord)                ______ (Tenant)

        32   Sign. Tenant shall not place or permit to be placed any sign or
             ----
decoration on the Parcel or the exterior of the Building without the prior written consent of Landlord; provided that Tenant shall be allowed to use the existing sign monument in front of the Building. Tenant, upon written notice by Landlord, shall immediately remove any sign or decoration that Tenant has placed or permitted to be placed on the Parcel or the exterior of the Building without the prior written consent of Landlord, and if Tenant fails to so remove such sign or decoration within five (5) days after Landlord's written notice, Landlord may enter upon the Premises and remove said sign or decoration and Tenant agrees to pay Landlord, as Additional Rent upon demand, the cost of such removal. At the termination of this Lease, Tenant shall remove any sign which it has placed on the Parcel or Building and shall repair any damage caused by the installation or removal of such sign.

        33   Interest on Past Due Obligations. Any Monthly Installment of rent
             --------------------------------
or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

        34   Surrender of the Premises. On the last day of the Term hereof, or
             -------------------------
on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in their condition existing as of the Commencement Date of this Lease, ordinary wear and tear excepted, with all painted interior walls washed, and other interior walls cleaned, and repaired or replaced, all carpets shampooed and cleaned, the air conditioning and heating equipment serviced and repaired by a reputable and licensed service firm, all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant's personal property, trade fixtures and any above the ceiling cable and wiring abandoned by the Tenant from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Tenant, at its sole cost, shall repair any damage to the Premises caused by the removal of Tenant's personal property, machinery and equipment, which repair shall include, without limitation, the patching and filling of holes and repair of structural damage. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

        35   Authority. The undersigned parties hereby warrant that they have
             ---------
proper authority and are empowered to execute this Lease on behalf of Landlord and Tenant, respectively.

        36   C. C. & R.'s. This Lease is made subject to all matters of public
             ------------
record affecting title to the property of which the Premises are a part. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, including, but not limited to, the following:

                    Those Covenants, Conditions and Restrictions for
             the SHORELINE BUSINESS PARK regarding Architectural Control, Development and Use executed by New England Mutual Life Insurance Company and recorded on June 1, 1979, in Book E535 at page 233, Santa Clara County records.

        All assessments and charges which are imposed, levied or assessed against the Parcel and Buildings pursuant to the above-described covenants, conditions and restrictions shall be a Common Area Charge and Tenant shall pay its share of such assessments and charges to Landlord as provided in Paragraph 12 above.

        37   Brokers. Tenant represents and warrants to Landlord that it has not
             -------
dealt with any broker respecting this transaction (other than CRESA PARTNERS and CORNISH & CAREY) and hereby agrees to indemnify and hold Landlord harmless from and against any brokerage commission or fee, obligation, claim or damage (including attorneys' fees) paid or incurred respecting any broker (other than CRESA PARTNERS and CORNISH & CAREY) claiming through Tenant or with which/whom Tenant has dealt.

        38   Limitation on Landlord's Liability. Tenant, for itself and its
             ----------------------------------
successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

             A. Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Building and Parcel;

             B. No partner of Landlord shall be sued or named in a party in a suit or action

(except as may be necessary to secure jurisdiction of the partnership);

             C. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

             D. No partner of Landlord shall be required to answer or otherwise plead to any service of process;

             E.   No judgment will be taken against any partner of Landlord;

             F. Any judgment taken against any partner of Landlord may be vacated and set aside at any time nunc pro tunc;

             G. No writ of execution will ever be levied against the assets of any partner of Landlord;

             H. The covenants and agreements of Tenant set forth in this Paragraph 38 shall be enforceable by Landlord and any partner of Landlord.

        39   Hazardous Material.
             ------------------

             A.   Definitions. As used herein, the term "Hazardous Material"
                  -----------
shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant; (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (viii) without limitation radon gas.

             B.   Permitted Use. Subject to the compliance by Tenant with the
                  -------------
provisions of Subparagraphs C, D, E, F, G, H, and I below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Exhibit "C" attached hereto, in the quantities set forth in Exhibit "C", and reasonable quantities of customary office and janitorial supplies.

             C.   Hazardous Materials Management Plan.
                  -----------------------------------

                  (i) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Exhibit "C"), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material,
                           (dd) the method of transporting each material to and from the Premises and within the Premises, (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                  (ii) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord, and Tenant shall pay all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

             D.   Use Restriction. Except as specifically allowed in
                  ---------------
Subparagraph B above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, Building or Parcel, or any other land or improvements in the vicinity of the Premises, Building or Parcel. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Material on the Premises, Building or Parcel caused or permitted by Tenant or its Agents results in contamination of the Premises, Building or Parcel or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Building or Parcel, Tenant, at its expense, shall promptly take all actions necessary to return the Premises, Building, Parcel and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises, Building or Parcel by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Building or Parcel, Tenant shall have the burden of proving that such release, discharge, disposal or contamination is not the result of the acts or omissions of Tenant or its Agents.

             E.   Tenant Indemnity. Tenant shall defend, protect, hold harmless
                  ----------------
and indemnify Landlord and its Agents and Lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of, resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its Agents in, on, under, over, through or about the Premises, Building, Parcel and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises, Building or Parcel as a consequence of the disposal of any Hazardous Material on the Premises, Building or Parcel by Tenant or its Agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises, Building or Parcel.

             F.   Compliance. Tenant shall immediately notify Landlord of any
                  ----------
inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

             G.   Assignment and Subletting. It shall not be unreasonable for
                  -------------------------
Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

             H.   Surrender. Upon the expiration or earlier termination of the
                  ---------
Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises, Building and Parcel that Tenant or its Agents introduced to the Premises, Building and/or Parcel. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

             I.   Right to Appoint Consultant. Landlord shall have the right to
                  ---------------------------
appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

             J.   Holding Over. If any action of any kind is required or
                  ------------
requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

             K.   Provisions Survive Termination. The provisions of this
                  ------------------------------
Paragraph 39 shall survive the expiration or termination of this Lease.

             L.   Controlling Provisions. The provisions of this Paragraph 39
                  ----------------------
are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 39 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 39.

        40   Interruption. If, as a result of the active negligence or willful
             ------------
misconduct of Landlord, the Premises should become unsuitable for Tenant's use as a consequence of the cessation of utilities or other services, interference with access to the Premises, legal restriction or the presence of any Hazardous Materials and in any of the foregoing cases the interference with Tenant's intended use of the Premises continues for a period of seven (7) days or more, Tenant shall be entitled to an equitable abatement of Base Monthly Rent and Additional Rent from the date of the first occurrence through the time in which the Premises are suitable for Tenant's intended use. If such interruption continues for a period of thirty (30)) consecutive days or more, Tenant shall be entitled to terminate this Lease, upon written notice to Landlord.

        41   Quiet Possession. Tenant shall peacefully have, hold and enjoy the
             ----------------
Premises, subject to the other terms of this Lease, provided that Tenant pays the Monthly Installment of rent and Additional Rent and performs all of Tenant's covenants and agreement contained in this Lease.

        42   Default by Landlord; Landlord's Liability. Landlord shall not be in
             -----------------------------------------
default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and, if required by Landlord's Lender, to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event that Landlord fails to complete performance (or to commence completion, as applicable) or fails to diligently prosecute the same to completion within such thirty (30) day period, Tenant may, at any time thereafter, cure the default. If Tenant, at any time, by reason of Landlord's default, pays any reasonable amount in excess of the amounts Tenant would have otherwise paid on account thereof as Additional Rent, the reasonable amount paid by Tenant (in excess of what Tenant would have otherwise paid) in order to complete Landlord's performance shall be due immediately from Landlord to Tenant within ten (10) days after written notice.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                                        TENANT:
                                        CyberSource Corporation, a
                                        Delaware corporation

DATED: November 11, 1999                By: /s/  Charles E. Noreen
                                        Name: Charles E. Noreen
                                        Title: Vice President of Finance and
                                        Administration and Chief Financial
                                        Officer


                                        LANDLORD:

                                        SHORELINE INVESTMENTS V, a
                                        California general partnership

DATED: November 15, 1999                By: /s/  Robert P. Moore
                                        Name: Robert P. Moore
                                        Title: General Partner
                                               ---------------

DATED: November 15, 1999                By: /s/  John J. Bertolotti
                                        Name: John J. Bertolotti
                                        Title: General Partner
                                               ---------------

                                  EXHIBIT "A"


      [Graphics entitled "Site Plan", showing Premises as cross-hatched]

                                  EXHIBIT "B"

         [Graphics showing legal description of Parcel APN 116-11-030]
          -----------------------------------------------------------

                                  EXHIBIT "C"

            List of Hazardous Materials Tenant will use on Premises
            -------------------------------------------------------
                            (if none, write "none")

None


        TYPE OF MATERIAL                                    QUANTITY
        ----------------                                    --------